Exhibit A
                                                                   Page 1 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                            As of September 30, 2000
                             ---------------------
                                   (Unaudited)




Assets

Current Assets:
   Accounts receivable:
     Contract                                               $112,296,483
     Other                                                     1,506,910
   Cost and estimated earnings in excess
     of billings on uncompleted contracts                     28,845,918
   Prepaid deferred taxes                                      9,152,339
   Other                                                         807,216
                                                             -----------

      Total current assets                                   152,608,866
                                                             -----------

Fixed Assets:
   Land                                                          930,807
   Building and improvements                                   4,345,317
   Construction equipment                                     48,835,729
   Office equipment                                            5,989,580
                                                             -----------
      Total fixed assets                                      60,101,433
   Accumulated depreciation                                  (43,387,822)
                                                             -----------

      Net fixed assets                                        16,713,611
                                                             -----------

Goodwill, net                                                162,829,302
                                                             -----------

Deferred Debits and Other Assets                               3,611,949
                                                             -----------


      Total Assets                                          $335,763,728
                                                             ===========

                                                                     Exhibit A
                                                                   Page 2 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                            As of September 30, 2000
                              ---------------------
                                   (Unaudited)




Liabilities and Stockholder's Equity

Current Liabilities:
   Notes payable                                            $ 11,725,576
   Accounts payable                                           18,201,753
   Billings in excess of cost and estimated
     earnings on uncompleted contracts                        21,751,226
   Income taxes payable                                        4,754,989
   Other                                                      31,559,935
                                                             -----------

      Total current liabilities                               87,993,479
                                                             -----------

Long-Term Liabilities:
   Deferred income taxes                                       1,924,288
   Due to parent company - GPU                                17,300,000
   Other                                                         381,167
                                                             -----------

      Total long-term liabilities                             19,605,455
                                                             -----------

Stockholder's Equity:
   Common stock                                                   67,143
   Capital surplus                                           224,201,801
   Retained earnings                                           3,895,850
                                                             -----------

      Total stockholder's equity                             228,164,794
                                                             -----------


      Total Liabilities and Stockholder's Equity            $335,763,728
                                                             ===========

                                                                     Exhibit A
                                                                   Page 3 of 3

                                MYR GROUP INC.
                        Consolidated Statement of Income
           For the Period of April 26, 2000 through September 30, 2000
            ----------------------------------------------------------
                                   (Unaudited)





Operating Revenues                                          $273,087,216
                                                             -----------

Operating Expenses:
   Operation and maintenance                                 243,386,300
   Depreciation and amortization                               3,450,595
   Taxes, other than income taxes                             18,501,542
                                                             -----------
      Total operating expenses                               265,338,437
                                                             -----------

Operating Income                                               7,748,779

Other income/(expense), net                                      374,141

Interest charges                                                (500,970)
                                                             -----------

Income Before Income Taxes                                     7,621,950

   Income taxes                                                3,726,114
                                                             -----------

Net Income                                                  $  3,895,836
                                                             ===========